Exhibit 99.4

AMENDMENT TO MERUELO AGREEMENT

This Amendment (“Amendment”), dated March 10, 2015, is entered into by and among the persons and entities listed on Exhibit A hereto (“Meruelo Stockholders”) and Sizmek Inc. (the “Company”).

WHEREAS, the Meruelo Stockholders and Digital Generation, Inc. entered into that certain Agreement, effective October 7, 2013 (the “Agreement”). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth in the Agreement.

WHEREAS, the Company entered into a joinder agreement whereby the Company agreed to enter into and be bound by the Agreement.

WHEREAS, the Meruelo Stockholders and the Company desire to amend the Agreement as provided in this Amendment.

NOW THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Section 3.6(b) of the Agreement is hereby amended and restated as follows:

“The Company shall cause SpinCo to, and SpinCo shall, hold the 2014 Annual Meeting no later than December 15, 2014 and the 2015 Annual Meeting no later than December 15, 2015.”

2.     Section 4.3(b) of the Agreement is hereby amended and restated as follows:

“if to SpinCo, to:

Sizmek Inc.

500 W. 5th Street

Suite 900

Austin, TX 78701

Attention:              Neil Nguyen

Chief Executive Officer and President

With a copy to:

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, DC 20004

Attention:              William P. O’Neill”

3.     All other provisions of the Agreement shall remain unchanged.  Sections 4.4 (Successors and Assigns), 4.6 (Counterparts), 4.7 (Headings), 4.8 (Governing Law; Choice of Venue) and 4.14 (Interpretation and Construction) of the Agreement are hereby incorporated by reference herein and shall apply to this Amendment as if repeated in full.

*       *       *       *       *

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused the same to be executed by its duly authorized representative as of the date first above written.

Sizmek Inc.

By:	/s/ Neil Nguyen
Neil Nguyen
Chief Executive Officer and President

Alex Meruelo Living Trust

By:	/s/ Alex Meruelo
Alex Meruelo
Trustee

Meruelo Investment Partners LLC

By:	/s/ Alex Meruelo
Alex Meruelo
Chief Executive Office

Alex Meruelo

By:	/s/ Alex Meruelo
Alex Meruelo

EXHIBIT A

MERUELO STOCKHOLDERS

Alex Meruelo Living Trust

Meruelo Investment Partners LLC

Alex Meruelo